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                                                                    EXHIBIT 23.8


                        CONSENT OF SALOMON BROTHERS INC

     We hereby consent to the references to our firm in the letter to AMS stockholders and under the captions "SUMMARY -- D. THE MERGER -- Fairness Opinion", "THE MERGER -- Background of the Merger", "THE
MERGER -- Recommendation of the AMS Board; Reasons of AMS for Engaging in the Merger" and "THE MERGER -- Fairness Opinion" in the Registration Statement on Form S-4 of NEXTEL Communications, Inc. relating to, among other things, the proposed merger of American Mobile Systems Incorporated with and into NEXTEL Communications, Inc. and to the inclusion of our opinion letter as Appendix B to the Proxy Statement/Prospectus contained in such Registration Statement. In giving this consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                               /s/  LAWRENCE M. INGENERI


                                                    Lawrence M. Ingeneri


                                                       Vice President



June 27, 1995